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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of November 26, 2001 for the Collection Period of
October 1, 2001 through October 31, 2001

Pool Data Original Deal Parameters
Aggregate Net Investment Value (ANIV)			1,099,937,045.30
Discounted Principal Balance			1,099,937,045.30
Servicer Advance			2,144,779.34
Servicer Payahead			3,039,194.68
Number of Contracts			49,144
Weighted Average Lease Rate			7.74%
Weighted Average Remaining Term			38.7
Servicing Fee Percentage			1.00%
Pool Data—Current Month
Aggregate Net Investment Value			100,398,304.45
Discounted Principal Balance			92,505,848.92
Servicer Advances			639,288.95
Servicer Pay Ahead Balance			1,782,903.99
Maturity Advances Outstanding			—
Number of Current Contracts			6,090
Weighted Average Lease Rate			8.19%
Weighted Average Remaining Term			6.0
Reserve Fund:
Initial Deposit Amount			41,247,639.20
Specified Reserve Fund Percentage			9.630%
Prior Month Specified Reserve Fund Amount			71,495,907.94
Current Month Specified Reserve Fund Amount			60,496,537.49
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	50,665,478.35	1,073,070.00	51,738,548.35
Withdrawal Amount	601,807.05	—	601,807.05
Cash Capital Contribution	—		—
Transferor Excess	93,802.61		93,802.61

Reserve Fund Balance Prior to Release	50,157,473.91	1,073,070.00	51,230,543.91
Specified Reserve Fund Balance	59,423,467.49	1,073,070.00	60,496,537.49

Release to Transferor	—	—	—
Ending Reserve Fund Balance	50,157,473.91	1,073,070.00	51,230,543.91
Prior Cumulative Withdrawal Amount	64,566,314.90	—	64,566,314.90
Cumulative Withdrawal Amount	65,168,121.95	—	65,168,121.95
		Vehicles
Liquidation of Charge-offs and Repossessions:
Liquidated Contracts		27

Discounted Principal Balance			431,393.86
Net Liquidation Proceeds			(335,596.65)
Recoveries—Previously Liquidated Contracts			(23,386.13)

Aggregate Credit Losses for the Collection Period			72,411.08

Cumulative Credit Losses for all Periods			13,043,355.89

Repossessed in Current Period		17

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period			0.00%
First Preceding Collection Period			0.00%
Current Collection Period			0.82%
Condition (i)i (Charge-off Rate)
Three Month Average			0.27%
Charge-off Rate Indicator (> 1.25%)		condition not met

	Percent	Accounts	Percent	ANIV
Delinquent Contracts:
31-60 Days Delinquent	5.35%	326	5.22%	5,237,744.48
61-90 Days Delinquent	0.74%	45	0.74%	738,369.22
Over 90 Days Delinquent	0.16%	10	0.13%	134,552.34

Total Delinquencies		381		6,110,666.04

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.91%
First Preceding Collection Period				0.85%
Current Collection Period				0.90%
Condition (ii) (Delinquency Percentage)
Three Month Average				0.89%
Delinquency Percentage Indicator (> 1.25%)			condition not met
				Vehicles
Residual Value (Gain) Loss:
Matured Lease Vehicle Inventory Sold				316	4,905,082.02

Net Liquidation Proceeds					(4,153,987.39)

Net Residual Value (Gain) Loss					751,094.63

Cumulative Residual Value (Gain) Loss all periods					61,436,465.79

	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Matured Vehicles Sold for each Collection Period:
Second Preceding Collection Period	531	30	100.00%	13,804.87	16,566.86
First Preceding Collection Period	266	26	100.00%	14,354.82	17,000.23
Current Collection Period	316	20	100.00%	13,145.53	16,015.50
Three Month Average				13,749.11	16,513.89
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					83.26%
	Current Period Amount/Ratio	Test Met?
Condition (iii) (Residual Value Test)
a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities > 500	20	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	83.26%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation

The Specified Reserve Fund Balance (SRFB) is $105,923,937, however, the SRFB must not be more than the lesser of (1) or (2)

(1)
Adjusted Notional Balance of Classes due to the Investor Certificates

(2)
The greater of a) or b)

a)
20% of aggregate residual value not matured and sold as of the last day of the collection period.

b)
$60,496,537.49, or $71,495,907.94 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of November 26, 2001 for the Collection Period of October 1, 2001 through October 31, 2001

		Certificate Balance		Class A1	Class A2	Class A3	Class B	Transferor Interest
	Total	Percent	Balance	Balance	Balance	Balance	Balance	Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	791,753.36
Net Investment Income	283,285.49
Non-recoverable Advances	(23,263.80)

Available Interest	1,051,775.05		1,020,553.03	—	—	585,819.24	434,733.79	31,222.02
Class A1, A2, A3 Notional Interest Accrual Amount	(441,833.33)		(441,833.33)	—	—	(441,833.33)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(390,478.25)		(390,478.25)				(390,478.25)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(92,402.81)		(88,648.69)					(3,754.12)
Capped Expenses	(38,247.85)		(36,693.92)					(1,553.93)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	88,812.81		62,898.84					25,913.97
Excess Interest to Transferor	—		(62,898.84)					62,898.84

Net Interest Collections Available	88,812.81		—					88,812.81

Losses Allocable to Investors' Certificates:	(790,048.50)							(790,048.50)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	93,802.61							(701,235.69)

Withdrawal from Reserve Fund:	601,807.05
Reimbursement/Deposit from Transferor Prin:	193,231.25
Net withdrawal from the Reserve Fund:	508,004.44
Principal:
Current Loss Amount	(823,505.71)		(790,048.50)	—	—	(790,048.50)	—		(33,457.21)
Loss Reimbursement from Transferor	188,241.45		188,241.45	—	—	188,241.45	—	(188,241.45)
Loss Reimbursement from Reserve Fund	601,807.05		601,807.05	—	—	601,807.05	—

Total	(33,457.21)		—	—	—	—	—		(33,457.21)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—		—
Allocations—Current Period	10,258,379.81		10,258,379.81	—	—	10,258,379.81	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	61,559,572.49		61,559,572.49	—	—	61,559,572.49	—
Allocations—Not Disbursed End of Period	71,817,952.30		71,817,952.30	—	—	71,817,952.30	—
Interest Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—	—
Allocations—Current Period	832,311.58		832,311.58	—	—	441,833.33	390,478.25
Allocations—Not Disbursed Beginning of Period	832,311.58		832,311.58	—	—	441,833.33	390,478.25
Allocations—Not Disbursed End of Period	1,664,623.16		1,664,623.16	—	—	883,666.66	780,956.50
Due To Trust—Current Period:			—
Total Deposit to/(Withdrawal from) Reserve Fund	(508,004.44)
Due To Trust	10,807,405.90		10,807,405.90	—	—	10,537,601.22	269,804.68	—	—

Total Due To Trust	10,299,401.46		10,807,405.90	—	—	10,537,601.22	269,804.68	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-B
Distribution Date of November 26, 2001 for the Collection Period of October 1, 2001 through October 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B		Transferor Interest
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,099,937,045.30
Discounted Principal Balance	1,099,937,045.30
Initial Notional/Certificate Balance	—	100.00%	1,077,938,000.00	31.08%	335,000,000.00	53.34%	575,000,000.00	8.94%	96,400,000.00	6.64%	71,538,000.00	21,999,045.30
Percent of ANIV			98.00%		30.46%		52.28%		8.76%		6.50%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.3500%		5.4500%		5.5000%		6.5500%
Target Maturity Date					October 25, 2000		September 25, 2001		February 25, 2002		September 25, 2003
Servicer Advance	2,144,779.34
Servicer Payahead	3,039,194.68
Number of Contracts	49,144
Weighted Average Lease Rate	7.74%
Weighted Average Remaining Term	38.7
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	110,883,372.72
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance**	110,883,372.72
Discounted Principal Balance	103,466,213.68
Notional/Certificate Balance			167,938,000.00		—		—		96,400,000.00		71,538,000.00	4,504,945.21
Adjusted Notional/Certificate Balance			106,378,427.51		—		—		34,840,427.51		71,538,000.00	4,504,945.21
Percent of ANIV			95.94%		0.00%		0.00%		31.42%		64.52%	4.06%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	729,330.19
Servicer Pay Ahead Balance	1,974,234.05
Number of Current Contracts	6,671
Weighted Average Lease Rate	8.16%
Weighted Average Remaining Term	6.3
Pool Data Current Month
Aggregate Net Investment Value	100,398,304.45
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance**	100,398,304.45
Discounted Principal Balance	92,505,848.92
Notional/Certificate Balance			167,938,000.00		0.00		0.00		96,400,000.00		71,538,000.00	4,278,256.75
Adjusted Notional/Certificate Balance			96,120,047.70		0.00		0.00		24,582,047.70		71,538,000.00	4,278,256.75
Percent of ANIV			95.74%		0.00%		0.00%		24.48%		71.25%	4.26%
Certificate Factor			1.0000000		—		—		1.0000000		1.0000000
Servicer Advances	639,288.95
Servicer Pay Ahead Balance	1,782,903.99
Number of Current Contracts	6,090
Weighted Average Lease Rate	8.19%
Weighted Average Remaining Term	6.0
Prior Certificate Interest Payment Date	September 25, 2001
Next Certificate Interest Payment Date	February 25, 2002

	Vehicles
Current Month Collection Activity
Principal Collections		1,394,249.81
Prepayments in Full	232	3,666,887.36

Reallocation Payment	6	87,455.22

Interest Collections		791,753.36
Net Liquidation Proceeds and Recoveries		358,982.78
Net Liquidation Proceeds—Vehicle Sales		4,153,987.39
Non-Recoverable Advances		(23,263.80)

Total Available		10,430,052.12
	Amount	Annual Amount
Capped and Uncapped Expenses:
Total Capped Expenses Paid	38,247.85	382,478.50
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	92,402.81
Servicer's Fee Paid	92,402.81
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	19,217.31
	Vehicles	Amount
Revolving Period:
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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Exhibit 20
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-B Distribution Date of November 26, 2001 for the Collection Period of October 1, 2001 through October 31, 2001